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                     EXHIBITS 5 AND 23.1

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                     THE HOME DEPOT, INC.
                    2455 PACES FERRY ROAD
                   ATLANTA, GA  30339-4024



   August 17, 1998

   Board of Directors
   The Home Depot, Inc.
   2455 Paces Ferry Road
   Atlanta, Georgia 30339

   Re: The Home Depot, Inc., Registration Statement on Form S-8 for The Home Depot, Inc. 1997 Omnibus Stock Incentive Plan No. ______________ (the "Registration Statement")

   Ladies and Gentlemen:

   In  connection  with  the registration  of  20,000,000
   shares  of  the  Common Stock,  par  value  $.05  (the
   "Securities")   of   The  Home   Depot,   Inc.,   (the
   "Company")  issuable under the Company's 1997  Omnibus
   Stock Incentive Plan, I have examined the following:

   1.  A    copy    of    Registration   Statement    No.
       ____________to be filed with the Securities and Exchange Commission on or about August 17, 1998, and the Exhibits to be filed with and as a part of said Registration Statement; and

   2. Copies of the minutes of meetings of the Board of Directors of the Company or committees thereof, deemed by me to be relevant to this opinion.

   Further, in connection with this matter, I have reviewed certain of the Company's proceedings with respect to the authorization of the issuance of such Securities and with respect to the filing of the Registration Statement.

   Based on the foregoing, it is my opinion that:

   a. the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

   b. the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

   c. the issuance and sale of the Securities has been duly and validly authorized; and

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   Board of Directors
   August 17, 1998
   Page 2



   d. the shares of Common Stock of the Company, when issued, will be fully paid, non-assessable and free of preemptive rights.

       I consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8.
   In giving this consent, I do not thereby admit I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

   Very truly yours,

   /s/ Lawrence K. Menter
   Lawrence K. Menter
   Senior Corporate Counsel & Assistant Secretary